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Exhibit 4.1

REGISTRATION RIGHTS AGREEMENT

        This REGISTRATION RIGHTS AGREEMENT ("Agreement") is made as of January 24, 2002 by and among Tripath Technology, Inc., a Delaware corporation (the "Company") and the Investors listed on Schedule I hereto (the "Investors"), and each person or entity that subsequently becomes a party to this Agreement pursuant to, and in accordance with, the provisions of Section 11 hereof (collectively, the "Investor Permitted Transferees" and each individually an "Investor Permitted Transferee").

        WHEREAS, pursuant to a securities purchase agreement (the "Securities Purchase Agreement"), dated as of the date hereof, the Company has agreed to issue and sell to the Investors, and each Investor has agreed to purchase from the Company, units ("Units"), each Unit consisting of one share (the "Shares") of the authorized but unissued Series A Preferred Stock, $0.001 par value per share, of the Company (the "Series A Preferred Stock") and one Series A Preferred Stock purchase warrant ("Warrants") which represents the right to purchase 0.20 of a share of Series A Preferred Stock (collectively the "Warrant Shares"); and

        WHEREAS, the terms of the Securities Purchase Agreement provide that it shall be a condition precedent to the closing of the transactions thereunder for the Company and the Investors to execute and deliver this Agreement.

        NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the parties hereto hereby agree as follows:

        1.    DEFINITIONS. As used in this Agreement, the following terms shall have the following respective meanings:

        "Board" shall mean the board of directors of the Company.

        "Closing" shall have the meaning ascribed to such term in the Securities Purchase Agreement.

        "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and all of the rules and regulations promulgated thereunder.

        "Investors" shall mean, collectively, the Investors and the Investor Permitted Transferees; provided, however, that the term "Investors" shall not include the Investor or any of the Investor Permitted Transferees that ceases to own or hold any Shares or Warrant Shares.

        "Qualifying Holder" shall have the meaning ascribed thereto in Section 11 hereof.

        "Registrable Securities" shall mean the shares of Common Stock (i) issued or issuable upon conversion of the Series A Preferred Stock issued or issuable pursuant to the Securities Purchase Agreement or (ii) issuable upon conversion of the Series A Preferred Stock issuable upon exercise of or with respect to the Warrants, and shall include any shares of the Company's Common Stock issued with respect to the Registrable Securities as a result of any stock split, stock dividend, recapitalization, exchange or similar event; provided, however, that all Registrable Securities shall cease to be Registrable Securities once they have been sold pursuant to a registration statement.

        "Rule 144" shall mean Rule 144 promulgated under the Securities Act and any successor or substitute rule, law or provision.

        "SEC" shall mean the Securities and Exchange Commission.

        "Securities Act" shall mean the Securities Act of 1933, as amended, and all of the rules and regulations promulgated there under.

        2.    EFFECTIVENESS. This Agreement shall become effective and legally binding upon the Closing.

        3.    MANDATORY REGISTRATION.

          (a)  Within five (5) days after the Company receives notice from the SEC that it has cleared the Proxy Statement filed by the Company pursuant to Section 7 of the Securities Purchase Agreement, or of its decision not to review the Proxy Statement, as the case may be, the Company will prepare and file with the SEC a registration statement on Form S-3 or any successor form (except if the Company is not then eligible to register for resale the Registrable Securities on Form S-3, in which case such registration shall be on Form S-1 or any successor form) for the purpose of registering under the Securities Act all of the Registrable Securities for resale by, and for the account of, the Investors as selling stockholders thereunder (the "Registration Statement"); provided, however, that if Nasdaq, the SEC or any other regulatory authority requires the filing of such Registration Statement to be delayed until after the Company has obtained the approval of its stockholders to the transactions contemplated by the Securities Purchase Agreement, the Registration Statement shall be filed within five (5) days of obtaining such stockholder approval. In any event, the Registration Statement shall not be declared effective by the SEC until after the Company has obtained such stockholder approval. The Registration Statement shall permit the Investors to offer and sell, on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, any or all of the Registrable Securities. The Company agrees to use commercially reasonable efforts to cause the Registration Statement to become effective as soon as practicable. The Company shall be required to keep the Registration Statement effective until such date that is the earlier of (i) the date when all of the Registrable Securities registered thereunder shall have been sold or (ii) four (4) years after the Closing, subject to extension as set forth below (such date is referred to herein as the "Mandatory Registration Termination Date"). Thereafter, the Company shall be entitled to withdraw the Registration Statement and the Investors shall have no further right to offer or sell any of the Registrable Securities pursuant to the Registration Statement (or any prospectus relating thereto). In the event the right of the selling Investors to use the Registration Statement (and the prospectus relating thereto) is delayed or suspended pursuant to Sections 4(c) or 10 hereof, if the events described in subsection (a)(i) or (ii) have not yet occurred, the Company shall be required to extend the Mandatory Registration Termination Date by the same number of days as such delay or Suspension Period (as defined in Section 10 hereof).

          (b)  In the event that the Registration Statement is not filed with the SEC within the time periods set forth in Section 3(a) hereof, the Company will issue to all Investors for no additional consideration, an additional 2.0% of the Units sold to each such Investor for each 30-day period thereafter until such time that the Registration Statement is filed with the SEC and payable at the end of each such 30-day period; provided, however, that should the Company redeem the Shares pursuant to the terms of Section 5 of the Company's Certificate of Designation of Preferences and Rights of Series A Preferred Stock dated January 22, 2002, the obligation to issue additional Units pursuant to this Section 3(b) shall cease.

          (c)  In the event that the Registration Statement is not declared effective by the SEC within one hundred twenty (120) days after the Closing, as defined in the Securities Purchase Agreement, the Company will issue to all Investors for no additional consideration, an additional 2.0% of the Units sold to each such Investor for each 30-day period thereafter until such time that the Registration Statement is declared effective by the SEC and payable at the end of each such 30-day period; provided, however, that the obligation to issue additional Units pursuant to this Section 3(c) shall be stayed and extended during any period that the SEC is reviewing the Proxy Statement or the Registration Statement for a period of thirty (30) days, and provided, further, that should the Company redeem the Shares pursuant to the terms of Section 5 of the Company's

  Certificate of Designation of Preferences and Rights of Series A Preferred Stock dated January 22, 2002, the obligation to issue additional Units pursuant to this Section 3(c) shall cease.

          (d)  Confirmation of Effectiveness. Within two (2) business days after a Registration Statement that covers applicable Registrable Securities is declared effective by the SEC, the Company shall deliver, or shall cause legal counsel to deliver, to the transfer agent for such Registrable Securities (with copies to the Holders whose Registrable Securities are included in such Registration Statement) confirmation that such Registration Statement has been declared effective by the Commission in substantially the form attached hereto as Exhibit C.

        4.    OBLIGATIONS OF THE COMPANY. In connection with the Company's obligation under Section 3 hereof to file the Registration Statement with the SEC and to use commercially reasonable efforts to cause the Registration Statement to become effective as soon as practicable, the Company shall, as expeditiously as reasonably possible:

          (a)  Prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by the Registration Statement;

          (b)  Furnish to the selling Investors such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents (including, without limitation, prospectus amendments and supplements as are prepared by the Company in accordance with Section 4(a) above) as the selling Investors may reasonably request in order to facilitate the disposition of such selling Investors' Registrable Securities;

          (c)  Notify the selling Investors, at any time when a prospectus relating to the Registration Statement is required to be delivered under the Securities Act, of the occurrence of any event as a result of which the prospectus included in or relating to the Registration Statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading in light of the circumstances in which they are made; and, thereafter, the Company will promptly prepare (and, when completed, give notice to each selling Investor) a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading in light of the circumstances in which they are made; provided that upon such notification by the Company, the selling Investors will not offer or sell Registrable Securities until the Company has notified the selling Investors that it has prepared a supplement or amendment to such prospectus and delivered copies of such supplement or amendment to the selling Investors (it being understood and agreed by the Company that the foregoing proviso shall in no way diminish or otherwise impair the Company's obligation to promptly prepare a prospectus amendment or supplement as above provided in this Section 4(c) and deliver copies of same as above provided in Section 4(b) hereof); and

          (d)  Use commercially reasonable efforts to register and qualify the Registrable Securities covered by the Registration Statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably appropriate in the opinion of the Company and the managing underwriters, if any, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, and provided further that (notwithstanding anything in this Agreement to the contrary with respect to the bearing of expenses) if any jurisdiction in which any of such Registrable Securities shall be qualified shall require that expenses incurred in connection with the qualification therein of any such Registrable Securities be borne by the selling Investor, then the selling Investors shall, to the extent required by such jurisdiction, pay their pro rata share of such qualification expenses.

        5.    FURNISH INFORMATION. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Agreement that the selling Investors shall furnish to the Company such information regarding them and the securities held by them as the Company shall reasonably request and as shall be required in order to effect any registration by the Company pursuant to this Agreement.

        6.    EXPENSES OF REGISTRATION. All expenses incurred in connection with the registration of the Registrable Securities pursuant to this Agreement (excluding underwriting, brokerage and other selling commissions and discounts), including without limitation all registration and qualification and filing fees, printing, and fees and disbursements of counsel for the Company, shall be borne by the Company.

        7.    DELAY OF REGISTRATION. The Investors shall not take any action to restrain, enjoin or otherwise delay any registration as the result of any controversy which might arise with respect to the interpretation or implementation of this Agreement.

        8.    INDEMNIFICATION AND CONTRIBUTION.

          (a)  To the extent permitted by law, the Company will indemnify and hold harmless each selling Investor, any investment banking firm acting as an underwriter for the selling Investor, any broker/dealer acting on behalf of any selling Investor and each officer and director of such selling Investor, such underwriter, such broker/dealer and each person, if any, who controls such selling Investor, such underwriter or broker/dealer within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which they may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in the Registration Statement, in any preliminary prospectus or final prospectus relating thereto or in any amendments or supplements to the Registration Statement or any such preliminary prospectus or final prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading in light of the circumstances in which they are made; and will reimburse such selling Investor, such underwriter, broker/dealer or such officer, director or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 8(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, damage, liability or action to the extent that it arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in connection with the Registration Statement, any preliminary prospectus or final prospectus relating thereto or any amendments or supplements to the Registration Statement or any such preliminary prospectus or final prospectus, in reliance upon and in conformity with written information furnished expressly for use in connection with the Registration Statement or any such preliminary prospectus or final prospectus by the selling Investor, any underwriter for them or controlling person with respect to them. This Section 8(a) shall not inure to the benefit of any selling Investor with respect to any person asserting loss, damage, liability or action as a result of a selling Investor selling Registrable Securities during a Suspension Period (as defined in Section 10 hereof) or selling in violation of Section 5(c) of the Securities Act.

          (b)  To the extent permitted by law, each selling Investor will severally and not jointly indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the Registration Statement, each person, if any, who controls the Company within the meaning of the Securities Act, any investment banking firm acting as underwriter for the Company or the selling Investor, or any broker/dealer acting on behalf of the Company or any other selling Investor, and all other selling Investors against any losses, claims, damages or liabilities to which the Company or any such director, officer, controlling person, underwriter, or broker/dealer or other selling Investor may become subject to, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in the Registration Statement or any preliminary prospectus or final prospectus, relating thereto or in any amendments or supplements to the Registration Statement or any such preliminary prospectus or final prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they are made, in each case to the extent and only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, in any preliminary prospectus or final prospectus relating thereto or in any amendments or supplements to the Registration Statement or any such preliminary prospectus or final prospectus, in reliance upon and in conformity with written information furnished by such selling Investor expressly for use in connection with the Registration Statement or any preliminary prospectus or final prospectus related thereto; and such selling Investors will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter, broker/dealer or other selling Investor in connection with investigating or defending any such loss, claim, damage, liability or action, provided, however, that the liability of each selling Investor hereunder shall be limited to the proceeds (net of underwriting discounts and commissions, if any) received by such selling Investor from the sale of Registrable Securities covered by the Registration Statement, and provided, further, however, that the indemnity agreement contained in this Section 8(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of those selling Investor(s) against which the request for indemnity is being made (which consent shall not be unreasonably withheld).

          (c)  Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof and the indemnifying party shall have the right to participate in and, to the extent the indemnifying party desires, jointly with any other indemnifying party similarly noticed, to assume at its expense the defense thereof with counsel mutually satisfactory to the indemnifying parties with the consent of the indemnified party (which consent will not be unreasonably withheld, conditioned or delayed). In the event that the indemnifying party assumes any such defense, the indemnified party may participate in such defense with its own counsel and at its own expense, provided, however, that the counsel for the indemnifying party shall act as lead counsel in all matters pertaining to such defense or settlement of such claim and the indemnifying party shall only pay for such indemnified party's expenses for the period prior to the date of its participation on such defense. The failure to notify an indemnifying party promptly of the commencement of any such action, if materially prejudicial to his ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 8 to the extent of such prejudice, but the omission so to notify the indemnifying party will not relieve him of any liability which he may have to any indemnified party otherwise other than under this Section 8.

          (d)  Notwithstanding anything to the contrary herein, the indemnifying party shall not be entitled to settle any claim, suit or proceeding unless in connection with such settlement the indemnified party receives an unconditional release with respect to the subject matter of such claim, suit or proceeding and such settlement does not contain any admission of fault by the indemnified party.

          (e)  In order to provide for just and equitable contribution under the Securities Act in any case in which (i) the indemnified party makes a claim for indemnification pursuant to Section 8 hereof but is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that the express provisions of Section 8 hereof provide for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any indemnified party, then the Company and the applicable selling Investor shall contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (which shall, for all purposes of this Agreement, include, but not be limited to, all reasonable costs of defense and investigation and all reasonable attorneys' fees), in either such case (after contribution from others) on the basis of relative fault as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the applicable selling Investor on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Investors agree that it would not be just and equitable if contribution pursuant to this Section 8(e) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 8(e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this Section 8 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

        Notwithstanding any other provision of this Section 8(e), in no event shall any (i) selling Investor be required to undertake liability to any person under this Section 8(e) for any amounts in excess of the dollar amount of the gross proceeds to be received by the selling Investor from the sale of such selling Investor's Registrable Securities (after deducting any fees, discounts and commissions applicable thereto) pursuant to any Registration Statement under which such Registrable Securities are or were to be registered under the Securities Act and (ii) underwriter be required to undertake liability to any person hereunder for any amounts in excess of the aggregate discount, commission or other compensation payable to such underwriter with respect to the Registrable Securities underwritten by it and distributed pursuant to the Registration Statement.

        9.    REPORTS UNDER THE EXCHANGE ACT. With a view to making available to the Investors the benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit the Investors to sell the Shares to the public without registration, the Company agrees: (i) to make and keep public information available, as those terms are understood and defined in the General Instructions to Form S-3, or any successor or substitute form, and in Rule 144, (ii) to file with the SEC in a timely manner all reports and other documents required to be filed by an issuer of securities registered under the Securities Act or the Exchange Act, (iii) as long as any Investor owns any Shares or Warrant Shares, to furnish in writing upon such Investor's request a written statement by the Company that it has complied with the reporting requirements of Rule 144 and of the Securities Act and the Exchange Act, and to furnish to such Investor a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company as may be reasonably requested in availing such Investor of any rule or regulation of the SEC permitting the selling of any such Shares without registration and (iv) undertake any additional actions reasonably necessary to maintain the availability of the Registration Statement or the use of Rule 144.

        10.  DEFERRAL AND LOCK-UP.

          (a)  Notwithstanding anything in this Agreement to the contrary, if the Company shall furnish to the selling Investors a certificate signed by the President and Chief Executive Officer of the Company stating that the Board of Directors of the Company has made the good faith determination (i) that continued use by the selling Investors of the Registration Statement for purposes of effecting offers or sales of Registrable Securities pursuant thereto would require, under the Securities Act, premature disclosure in the Registration Statement (or the prospectus relating thereto) of material, nonpublic information concerning the Company, its business or prospects or any proposed material transaction involving the Company, (ii) that such premature disclosure would be materially adverse to the Company, its business or prospects or any such proposed material transaction or would make the successful consummation by the Company of any such material transaction significantly less likely and (iii) that it is therefore essential to suspend the use by the Investors of such Registration Statement (and the prospectus relating thereto) for purposes of effecting offers or sales of Registrable Securities pursuant thereto, then the right of the selling Investors to use the Registration Statement (and the prospectus relating thereto) for purposes of effecting offers or sales of Registrable Securities pursuant thereto shall be suspended for a period (the "Suspension Period") of not more than 60 days after delivery by the Company of the certificate referred to above in this Section 10. During the Suspension Period, none of the Investors shall offer or sell any Registrable Securities pursuant to or in reliance upon the Registration Statement (or the prospectus relating thereto). The Company may not exercise this right more than two times in each year after the Closing.

        11.  TRANSFER OF REGISTRATION RIGHTS. None of the rights of any Investor under this Agreement shall be transferred or assigned to any person unless (i) such person is a Qualifying Holder (as defined below), and (ii) such person agrees to become a party to, and bound by all of the terms and conditions of, this Agreement by duly executing and delivering to the Company an Instrument of Adherence in the form attached as Exhibit B hereto. For purposes of this Section 11, the term "Qualifying Holder" shall mean, with respect to any Investor, (i) any corporation, partnership or other affiliated entity controlling, controlled by, or under common control with, such Investor, or any partner or former partner, if such Investor is a partnership, or (ii) any other direct transferee from such Investor of at least 50% of those Registrable Securities held or that may be acquired by such Investor. None of the rights of any Investor under this Agreement shall be transferred or assigned to any person (including, without limitation, a Qualifying Holder) that acquires Registrable Securities in the event that and to the extent that such Person is eligible to resell such Registrable Securities pursuant to Rule 144(k) of the Securities Act.

        12.  ENTIRE AGREEMENT. This Agreement constitutes and contains the entire agreement and understanding of the parties with respect to the subject matter hereof, and it also supersedes any and all prior negotiations, correspondence, agreements or understandings with respect to the subject matter hereof.

        13.  MISCELLANEOUS.

          (a)  This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of California, and shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors or assigns, provided that the terms and conditions of Section 11 hereof are satisfied. This Agreement shall also be binding upon and inure to the benefit of any transferee of any of the Units provided that the terms and conditions of Section 11 hereof are satisfied. Notwithstanding anything in this Agreement to the contrary, if at any time any Investor shall cease to own all of its Shares or Warrant Shares, all of such Investor's rights under this Agreement shall immediately terminate.

          (b)  (i) Any notices, reports or other correspondence (hereinafter collectively referred to as "correspondence") required or permitted to be given hereunder shall be sent by courier (overnight or same day) or telecopy or delivered by hand to the party to whom such correspondence is required or permitted to be given hereunder. The date of giving any notice shall be the date of its actual receipt.

      (ii)
      All correspondence to the Company shall be addressed as follows:

        Tripath Technology, Inc.
        3900 Freedom Circle
        Santa Clara, CA 95054
        Attention: John DiPietro
        Telecopier: (408) 565-6824

      with a copy to:

        Gray Cary Ware & Freidenrich LLP
        400 Hamilton Avenue
        Palo Alto, CA 94301
        Attention: John Fogg, Esq.
        Telecopier: (650) 833-2001

      (iii)
      All correspondence to any Investor shall be sent to the address set forth in Exhibit A.

      (iv)
      Any entity may change the address to which correspondence to it is to be addressed by notification as provided for herein.

          (c)  The parties acknowledge and agree that in the event of any breach of this Agreement, remedies at law may be inadequate, and each of the parties hereto shall be entitled to seek specific performance of the obligations of the other parties hereto and such appropriate injunctive relief as may be granted by a court of competent jurisdiction.

          (d)  This Agreement may be executed in a number of counterparts, each of which together shall for all purposes constitute one Agreement, binding on all the parties hereto notwithstanding that all such parties have not signed the same counterpart.

        IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement as of the date and year first above written.

Tripath Technology, Inc.
By:	/s/ DR. ADYA S. TRIPATHI
Dr. Adya S. Tripathi President and Chief Executive Officer

COUNTERPART SIGNATURE PAGE
TO REGISTRATION RIGHTS AGREEMENT

INVESTOR
Printed Name
Signature
Title (if signing on behalf of an entity)

EXHIBIT A

NAME AND ADDRESS

        Provide the full legal name of the Investor(s). In the case of organizations, provide the type of entity (e.g., corporation, partnership, or trust) and its state of organization.

        Residence or business address and telephone number of the Investor(s).

EXHIBIT B

Instrument of Adherence

        Reference is hereby made to that certain Registration Rights Agreement, dated as of January            , 2002, among TriPath Technology, Inc., a Delaware corporation (the "Company"), the Investor and the Investor Permitted Transferees, as amended and in effect from time to time (the "Registration Rights Agreement"). Capitalized terms used herein without definition shall have the respective meanings ascribed thereto in the Registration Rights Agreement.

        The undersigned, in order to become the owner or holder of [                        ] Shares and/or [                        ] Warrant Shares, hereby agrees that, from and after the date hereof, the undersigned has become a party to the Registration Rights Agreement in the capacity of an Investor Permitted Transferee, and is entitled to all of the benefits under, and is subject to all of the obligations, restrictions and limitations set forth in, the Registration Rights Agreement that are applicable to Investor Permitted Transferees. This Instrument of Adherence shall take effect and shall become a part of the Registration Rights Agreement immediately upon execution.

        Executed under seal as of the date set forth below under the laws of                        .

Signature:

Name:
Title:
Accepted:
Company Name
By:
Name: Title:
Date:

EXHIBIT C

FORM OF NOTICE OF EFFECTIVENESS OF REGISTRATION STATEMENT

[Transfer Agent]

Re: Tripath Technology, Inc.

Ladies and Gentlemen:

        We are counsel to Tripath Technology, Inc., a Delaware corporation (the "Company"), and have represented the Company in connection with: (i) that certain Securities Purchase Agreement (the "Securities Purchase Agreement") entered into by and among the Company and the Purchasers named therein (the "Purchasers") pursuant to which the Company issued the Purchasers shares of the Company's Series A Preferred Stock, par value $0.001 per share, and warrants to purchase shares of the Company's Series A Preferred Stock. Pursuant to the Securities Purchase Agreement, the Company has also entered into a Registration Rights Agreement with the Holders, as defined therein (the "Registration Rights Agreement") pursuant to which the Company has agreed, among other things, to register the Registrable Securities (as defined in the Registration Rights Agreement), including the shares of common stock issuable upon exercise of the warrants described above, under the Securities Act of 1933, as amended (the "1933 Act"). In connection with the Company's obligations under the Registration Rights Agreement, on            , 2002, the Company filed a Registration Statement on Form [S-3/S-1] (File No. 333-            ) (the "Registration Statement") with the Securities and Exchange Commission (the "SEC") relating to the Registrable Securities which names each of the Holders as a selling stockholder thereunder.

        In connection with the foregoing, we advise you that a member of the SEC's staff has advised us by telephone that the SEC has entered an order declaring the Registration Statement effective under the 1933 Act at [time of effectiveness] on [date of effectiveness] and we have no knowledge, after telephonic inquiry of a member of the SEC's staff, that any stop order suspending its effectiveness has been issued or that any proceedings for that purpose are pending before, or threatened by, the SEC and the Registrable Securities are available for resale under the 1933 Act pursuant to the Registration Statement.

Very truly yours,

GRAY CARY WARE & FREIDENRICH LLP

cc: [Holders]

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REGISTRATION RIGHTS AGREEMENT
COUNTERPART SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT
EXHIBIT A
EXHIBIT B
EXHIBIT C
FORM OF NOTICE OF EFFECTIVENESS OF REGISTRATION STATEMENT